NEWS RELEASE

October 23, 2014

NCR Announces Third Quarter 2014 Results

•	As previously announced, Q3 results below expectations; Results negatively impacted by challenging retail market, difficult global macroeconomic conditions and foreign currency headwinds

•	Revenue increased 9% to $1.65 billion; 34% growth in software-related revenue to $430 million, including 238% growth in SaaS revenue to $125 million

•	Non-pension operating income (NPOI) increased 10% to $204 million; GAAP income from operations decreased 72% to $41 million

•	Non-GAAP diluted EPS of $0.67 versus $0.76 in prior year; GAAP diluted EPS lower than prior year by $0.58, primarily due to restructuring

•	Free cash flow of $132 million; GAAP net cash provided by operating activities of $124 million

•	Guidance lowered for full-year 2014 as previously announced on October 20

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2014.

“Our third quarter results, as previously announced, were disappointing" said Chairman and CEO Bill Nuti. "Our Retail Solutions business was challenged by customers spending more cautiously than anticipated and further delaying solution rollouts. These trends, along with difficult global macroeconomic conditions and foreign currency headwinds, had significant impacts on our performance in the third quarter, and we expect they will continue to impact our Retail Solutions business in the fourth quarter. However, we remain confident in our transformation trajectory and our positioning of the business for long-term growth.  This confidence is underscored by the strong performance of our Financial Services business, software and SaaS growth well in excess of overall revenue growth, and the broader trends favoring adoption of omni-channel consumer transaction technologies, where our global leadership position offers significant opportunity.  As we conclude the year and look to 2015, we are focused on enhanced execution and efficiency, including our current restructuring program.”

Q3 Financial Summary

	Third Quarter
$ in millions, except per share amounts	2014	2013	Change
Revenue	$1,647	$1,508	9% *
Income from operations **	$41	$145	(72)%
Non-pension operating income (NPOI)	$204	$185	10%
Diluted earnings per share ***	$—	$0.58	(100)%
Non-GAAP diluted earnings per share	$0.67	$0.76	(12)%
*     Revenue growth of 10% on a constant currency basis.
**    Income from operations includes $127 million related to the previously announced restructuring plan.
***    Diluted earnings per share includes $0.58 related to the previously announced restructuring plan.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share, free cash flow and revenue growth on a constant currency basis. These non-GAAP measures are described and reconciled to their most directly comparable GAAP measures elsewhere in this release.

Q3 Supplemental Revenue Information

	Third Quarter
$ in millions	2014	2013	Change
Software-as-a-Service (SaaS)	$125	$37	238%
Software License/Software Maintenance	157	155	1%
Professional Services	148	130	14%
Total Software-Related Revenue	430	322	34%
Hardware	650	626	4%
Other Services	567	560	1%
Total Revenue	$1,647	$1,508	9%

Software-related revenue increased 34% in the third quarter, including 238% growth related to SaaS. Excluding the contribution of Digital Insight, software-related revenue increased 7% and SaaS revenue increased 11%.

Q3 Operating Segment Results

	Third Quarter
$ in millions	2014	2013	% Change
Revenue by segment
Financial Services	$899	$767	17%
Retail Solutions	489	494	(1)%
Hospitality	168	161	4%
Emerging Industries	91	86	6%
Total Revenue	$1,647	$1,508	9%
Operating income by segment
Financial Services	$144	$93
% of Financial Services Revenue	16.0%	12.1%
Retail Solutions	24	50
% of Retail Solutions Revenue	4.9%	10.1%
Hospitality	27	26
% of Hospitality Revenue	16.1%	16.1%
Emerging Industries	9	16
% of Emerging Industries Revenue	9.9%	18.6%
Segment operating income	$204	$185
% of Total Revenue	12.4%	12.3%

Revenue increased 9% compared to the prior year led by strong growth in Financial Services where branch transformation revenues continued to increase and Digital Insight contributed $93 million of revenue in the third quarter of 2014. Hospitality and Emerging Industries revenue also increased year over year, while Retail Solutions faced reduced customer spending and rollout delays, particularly in the North America market. Foreign currency fluctuations negatively impacted revenue by 1%.

Segment operating income increased 10% compared to the prior year. The increase was led by Financial Services, where growth was driven by a higher mix of software-related revenue. Retail Solutions operating income declined due to challenges in the retail market and lower software license revenue. Hospitality operating income increased due to the increase in revenues. Emerging Industries operating income was negatively impacted by onboarding costs associated with managed services contracts and continued investment in Small Business.

Free Cash Flow

	Third Quarter
$ in millions	2014	2013
Net cash provided by operating activities	$124	$27
Total capital expenditures	(58)	(66)
Net cash provided by (used in) discontinued operations	66	(27)
Free cash flow	$132	$(66)

Free cash flow increased mainly due to improvements in working capital and recoveries from the Fox River environmental-related matter.

More information on NCR’s Q3 2014 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

2014 Outlook

As announced on October 20, 2014, the Company lowered guidance for the full-year 2014 which is reflected as current 2014 guidance in the following table.

$ in millions, except per share amounts	Current 2014 Guidance		Prior 2014 Guidance		2013 Actual
Revenue	$6,575 - $6,625	(1)	$6,750 - $6,850	(1)	$6,123	(1)
Year-over-year revenue growth	7% - 8%	(1)	10% - 12%	(1)	7%	(1)
Income from operations (GAAP)	$499 - $519	(2)	$580 - $600	(2)	$666	(2)
Non-pension operating income (NPOI)	$810 - $830		$900 - $920		$717
Diluted earnings per share (GAAP)	$1.30 - $1.40	(2)	$1.75 - $1.85	(2)	$2.67	(2)
Non-GAAP Diluted EPS	$2.60 - $2.70		$3.00 - $3.10		$2.81

(1)	Includes 1% of expected unfavorable foreign currency fluctuations.

(2)	For 2013, includes actuarial mark-to-market pension adjustment; for 2014, excludes actuarial mark-to-market pension adjustments to be determined in Q4 2014.

NCR expects approximately $215 million of other expense, net including interest expense in 2014 and that its full-year 2014 effective income tax rate will be approximately 25%.

Related to the previously announced restructuring plan, NCR recorded a charge of $130 million in third quarter of 2014 included in income from continuing operations. In total, NCR expects to incur a pre-tax charge in the range of approximately $150 million to $200 million that will be included in income from continuing operations, with approximately $150 million recorded in 2014 and the remainder recorded in 2015. The estimate includes both severance and asset related charges. The cash impact of the restructuring plan is expected to be approximately $50 million in 2014 and $50 million in 2015. Annualized savings are expected to reach approximately $90 million by 2016.

Q4 2014 Outlook

For the fourth quarter of 2014, the Company expects non-pension operating income (NPOI) to be in the range of $241 million to $261 million, compared to $221 million in the fourth quarter of 2013, and income from operations to be in the range of $181 million to $201 million, compared to $297 million in the fourth quarter of 2013. NCR expects its fourth quarter 2014 effective income tax rate to be approximately 30% and other expense, net including interest expense to be approximately $55 million.

2014 Third Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the third quarter results and guidance for fourth quarter and full-year 2014. Access to the conference call and accompanying slides, as well as a replay of the call, is available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 800-218-2154 and entering the participant passcode 7299877.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Tracy Krumme
NCR Corporation
212.589.8569
tracy.krumme@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about expected trends, and market and economic conditions affecting NCR and its business; the transformation of NCR's business and expectations for growth; the expected growth of NCR's software and SaaS revenue; NCR's recently announced restructuring plan and its costs, expected benefits and results; and NCR's 2014 financial outlook (including in the sections entitled “2014 Outlook” and “Q4 2014 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions in the retail industry; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our recently announced restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Revenue Growth on a Constant Currency Basis. NCR’s period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR’s management uses revenue on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures elsewhere in this release or in the tables below.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q3 2014 Actual	Q3 2013 Actual	Current 2014 Guidance	Prior 2014 Guidance	2013 Actual
Diluted EPS (GAAP)	$—	$0.58	$1.30 - $1.40	$1.75 - $1.85	$2.67
Pension (benefit) expense	(0.05)	0.02	0.03	0.03	(0.34)
Restructuring plan	0.58	—	0.66	0.61	—
Acquisition-related costs	0.02	0.06	0.11	0.11	0.21
Acquisition-related amortization of intangibles	0.12	0.09	0.47	0.47	0.29
Acquisition-related purchase price adjustments	—	0.01	0.02	0.02	0.06
OFAC and FCPA Investigations (1)	—	—	0.01	0.01	0.01
Japan valuation reserve release	—	—	—	—	(0.09)
Non- GAAP Diluted EPS	$0.67	$0.76	$2.60 - $2.70	$3.00 - $3.10	$2.81

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

$ in millions	Q3 2014 Actual	Q3 2013 Actual	Current 2014 Guidance	Prior 2014 Guidance	2013 Actual	Q4 2014 Guidance	Q4 2013 Actual
Income from Operations (GAAP)	$41	$145	$499 - $519	$580 - $600	$666	$181 - $201	$297
Pension (benefit) expense	1	5	8	8	(78)	6	(99)
Restructuring plan	127	—	147	150	—	20	—
Acquisition-related costs	5	14	28	33	46	3	2
Acquisition-related amortization of intangibles	29	17	120	121	65	31	17
Acquisition-related purchase price adjustments	1	3	6	6	15	—	3
OFAC and FCPA Investigations (1)	—	1	2	2	3	—	1
Non-pension Operating Income (non-GAAP)	$204	$185	$810 - $830	$900 - $920	$717	$241 - $261	$221

Reconciliation of Revenue Growth (GAAP) to Revenue Growth on a Constant Currency Basis (non-GAAP)

	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Total Revenue	9%	(1)%	10%

(1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations.

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2014	2013	2014	2013
Revenue
Products	$721	$701	$2,077	$2,111
Services	926	807	2,746	2,342
Total Revenue	1,647	1,508	4,823	4,453
Cost of products	547	524	1,554	1,577
Cost of services	696	569	1,969	1,666
Total gross margin	404	415	1,300	1,210
% of Revenue	24.5%	27.5%	27.0%	27.2%
Selling, general and administrative expenses	232	217	724	678
Research and development expenses	59	53	186	163
Restructuring-related charges	72	—	72	—
Income from operations	41	145	318	369
% of Revenue	2.5%	9.6%	6.6%	8.3%
Interest expense	(46)	(23)	(135)	(70)
Other (expense) income, net	(14)	(3)	(24)	(4)
Total other (expense), net	(60)	(26)	(159)	(74)
(Loss) income before income taxes and discontinued operations	(19)	119	159	295
% of Revenue	(1.2)%	7.9%	3.3%	6.6%
Income tax (benefit) expense	(19)	19	14	44
Income from continuing operations	—	100	145	251
Income (loss) from discontinued operations, net of tax	15	—	15	(1)
Net Income	15	100	160	250
Net income attributable to noncontrolling interests	—	2	2	5
Net income attributable to NCR	$15	$98	$158	$245
Amounts attributable to NCR common stockholders:
Income from continuing operations	$—	$98	$143	$246
Income (loss) from discontinued operations, net of tax	15	—	15	(1)
Net income	$15	$98	$158	$245
Net income per share attributable to NCR common stockholders:
Net income per common share from continuing operations
Basic	$—	$0.59	$0.85	$1.49
Diluted	$—	$0.58	$0.84	$1.46
Net income per common share
Basic	$0.09	$0.59	$0.94	$1.48
Diluted	$0.09	$0.58	$0.92	$1.45
Weighted average common shares outstanding
Basic	168.2	166.2	167.7	165.1
Diluted	171.3	170.0	171.1	168.8

NCR CORPORATION CONSOLIDATED REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months			Nine Months
	2014	2013	% Change	2014	2013	% Change
Revenue by segment
Financial Services	$899	$767	17%	$2,593	$2,263	15%
Retail Solutions	489	494	(1)%	1,482	1,498	(1)%
Hospitality	168	161	4%	487	450	8%
Emerging Industries	91	86	6%	261	242	8%
Total Revenue	$1,647	$1,508	9%	$4,823	$4,453	8%
Operating income by segment
Financial Services	$144	$93		$384	$245
% of Revenue	16.0%	12.1%		14.8%	10.8%
Retail Solutions	24	50		108	140
% of Revenue	4.9%	10.1%		7.3%	9.3%
Hospitality	27	26		62	74
% of Revenue	16.1%	16.1%		12.7%	16.4%
Emerging Industries	9	16		15	37
% of Revenue	9.9%	18.6%		5.7%	15.3%
Subtotal-segment operating income	$204	$185		$569	$496
% of Revenue	12.4%	12.3%		11.8%	11.1%
Pension expense	1	5		2	21
Other adjustments (1)	162	35		249	106
Total income from operations	$41	$145		$318	$369

(1)
Other adjustments for the three months ended September 30, 2014 include $127 million related to the restructuring plan, $29 million of acquisition-related amortization of intangible assets, $5 million of acquisition-related costs, and $1 million of acquisition-related purchase price adjustments; other adjustments for the three months ended September 30, 2013 include $17 million of acquisition-related amortization of intangible assets, $14 million of acquisition-related costs, $3 million of acquisition-related purchase price adjustments and $1 million of legal costs related to the previously disclosed OPAC and FCPA investigations. Other adjustments for the nine months ended September 30, 2014 include $127 million related to the restructuring plan, $89 million of acquisition-related amortization of intangible assets, $25 million of acquisition-related costs, $6 million of acquisition-related purchase price adjustments and $2 million of legal costs related to previously disclosed OFAC and FCPA investigations; other adjustments for the nine months ended September 30, 2013 include $48 million of acquisition-related amortization of intangible assets, $44 million of acquisition-related costs, $12 million of acquisition-related purchase price adjustments and $2 million of legal costs related to previously disclosed OFAC and FCPA investigations.

NCR CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	September 30, 2014	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$424	$483	$528
Restricted cash	—	—	1,114
Accounts receivable, net	1,454	1,464	1,339
Inventories	777	816	790
Other current assets	557	627	568
Total current assets	3,212	3,390	4,339
Property, plant and equipment, net	398	402	352
Goodwill	2,773	2,791	1,534
Intangibles, net	962	994	494
Prepaid pension cost	506	520	478
Deferred income taxes	245	247	441
Other assets	514	505	470
Total assets	$8,610	$8,849	$8,108
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$85	$83	$34
Accounts payable	705	678	670
Payroll and benefits liabilities	203	188	191
Deferred service revenue and customer deposits	529	563	525
Other current liabilities	486	464	461
Total current liabilities	2,008	1,976	1,881
Long-term debt	3,660	3,840	3,320
Pension and indemnity plan liabilities	513	529	532
Postretirement and postemployment benefits liabilities	172	169	169
Income tax accruals	189	178	189
Environmental liabilities	48	101	121
Other liabilities	76	87	99
Total liabilities	6,666	6,880	6,311
Redeemable noncontrolling interests	12	15	14
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of September 30, 2014, June 30, 2014, and December 31, 2013, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 168.4, 168.0, and 166.6 shares issued and outstanding as of September 30, 2014, June 30, 2014, and December 31, 2013, respectively	2	2	2
Paid-in capital	446	438	433
Retained earnings	1,530	1,515	1,372
Accumulated other comprehensive loss	(60)	(14)	(38)
Total NCR stockholders' equity	1,918	1,941	1,769
Noncontrolling interests in subsidiaries	14	13	14
Total stockholders' equity	1,932	1,954	1,783
Total liabilities and stockholders' equity	$8,610	$8,849	$8,108

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended September 30
	Three Months		Nine Months
	2014	2013	2014	2013
Operating activities
Net income	$15	$100	$160	$250
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss from discontinued operations	(15)	—	(15)	1
Depreciation and amortization	69	52	211	149
Stock-based compensation expense	7	12	26	34
Deferred income taxes	(38)	2	(28)	(8)
Gain on sale of property, plant and equipment and other assets	—	(9)	(2)	(14)
Impairment of long-lived and other assets	8	—	8	—
Changes in assets and liabilities:
Receivables	11	(85)	(77)	(152)
Inventories	41	(16)	14	(41)
Current payables and accrued expenses	31	10	33	(24)
Deferred service revenue and customer deposits	(33)	(35)	2	21
Employee benefit plans	47	(20)	(12)	(152)
Other assets and liabilities	(19)	16	(85)	(48)
Net cash provided by operating activities	124	27	235	16
Investing activities
Expenditures for property, plant and equipment	(22)	(36)	(88)	(80)
Proceeds from sales of property, plant and equipment	—	8	—	10
Additions to capitalized software	(36)	(30)	(109)	(75)
Business acquisition, net	(5)	—	(1,647)	(696)
Changes in restricted cash	—	—	1,114	—
Other investing activities, net	—	(1)	4	5
Net cash used in investing activities	(63)	(59)	(726)	(836)
Financing activities
Tax withholding payments on behalf of employees	(4)	(1)	(28)	(28)
Short term borrowings, net	(7)	(7)	2	(1)
Payments on term credit facilities	(17)	—	(20)	(35)
Borrowings on term credit facilities	—	300	250	300
Payments on revolving credit facility	(273)	(350)	(528)	(845)
Borrowings on revolving credit facility	120	120	690	845
Debt issuance costs	—	(9)	(3)	(12)
Proceeds from employee stock plans	3	7	10	52
Other financing activities	—	—	(3)	—
Net cash (used in) provided by financing activities	(178)	60	370	276
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	66	(27)	28	(51)
Effect of exchange rate changes on cash and cash equivalents	(8)	(1)	(11)	(14)
Decrease in cash and cash equivalents	(59)	—	(104)	(609)
Cash and cash equivalents at beginning of period	483	460	528	1,069
Cash and cash equivalents at end of period	$424	$460	$424	$460